EXHIBIT 21.1
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                    SUBSIDIARIES OF CANANDAIGUA BRANDS, INC.


             PLACE OF INCORPORATION     SUBSIDIARY

             New York                   Batavia Wine Cellars, Inc.
             New York                   Canandaigua Wine Company, Inc.
             New York                   Canandaigua Europe Limited
             Netherlands                Canandaigua B.V.
             England and Wales          Canandaigua Limited
             New York                   Polyphenolics, Inc.
             New York                   Roberts Trading Corp.
             Delaware                   Franciscan Vineyards, Inc.
             California                 Allberry, Inc.
             California                 Cloud Peak Corporation
             California                 M.J. Lewis Corp.
             California                 Mt. Veeder Corporation
             Delaware                   Barton Incorporated
             Delaware                   Barton Brands, Ltd.
             Maryland                   Barton Beers, Ltd.
             Connecticut                Barton Brands of California, Inc.
             Georgia                    Barton Brands of Georgia, Inc.
             Illinois                   Barton Canada, Ltd.
             New York                   Barton Distillers Import Corp.
             Delaware                   Barton Financial Corporation
             Canada                     Schenley Distilleries Inc. / Les
                                           Distilleries Schenley Inc.
             Wisconsin                  Stevens Point Beverage Co.
             Illinois                   Monarch Import Company
             England and Wales          Matthew Clark plc
             England and Wales          Freetraders Group Limited
             England and Wales          Matthew Clark Wholesale Limited
             England and Wales          Matthew Clark Brands Limited
             England and Wales          The Gaymer Group Europe Limited